UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2024
_______________________________
ALIGNMENT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 W. Town and Country Road, Suite 1600
Orange, California 92868
(Address of Principal Executive Offices) (Zip Code)
(844) 310-2247
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On August 13, 2024 and August 14, 2024, respectively, Jeffrey Margolis and Thomas Carella each notified the Board of Directors (the "Board") of Alignment Healthcare, Inc. (the "Company") of their decision to resign as a member of the Board, effective immediately. The resignations of Mr. Margolis and Mr. Carella were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The Board of Directors expresses its gratitude to Mr. Margolis and Mr. Carella for their dedicated service over the past ten and seven years, respectively, and valuable contributions to the Company during their tenure. The Board wishes them continued success in their future endeavors.

Following the resignations of Mr. Margolis and Mr. Carella, the Board (i) reduced the authorized number of directors from eleven to nine; (ii) reclassified Margaret McCarthy from a Class I director to a Class III director, so as to maintain director classes in as nearly equal in number as possible; and (iii) for purposes of maintaining compliance with the listing standards of the Nasdaq Stock Market, restructured the composition of certain committees of the Board of Directors as follows:

Audit Committee	Compensation Committee	Nominating, Corporate Governance and Compliance Committee
Yon Jorden, Chair	Jacqueline Kosecoff, Chair	David Hodgson, Chair
Jody Bilney	Margaret McCarthy	Jacqueline Kosecoff
Margaret McCarthy	Robbert Vorhoff	Mark McClellan

Consulting Agreement

Effective August 13, 2024, Mr. Margolis and the primary operating subsidiary of the Company entered into a consulting agreement (the "Consulting Agreement") pursuant to which Mr. Margolis will provide specified consulting services to the Company and its subsidiaries. The Consulting Agreement may not be terminated by the Company without cause prior to June 30, 2026. As compensation for his services, Mr. Margolis will receive: (A) a one-time payment of $18,333 payable on the effective date of the Consulting Agreement and (B) a monthly retainer of (i) $9,167 for each month beginning September 2024 and ending February 2025, (ii) $21,667 for each month beginning March 2025 and ending February 2026, and (iii) $18,542 for each month beginning March 2026 and ending June 2026. The Consulting Agreement includes customary confidentiality and non-disparagement provisions.

The foregoing discussion of the terms of the Consulting Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Consulting Agreement by and between Alignment Healthcare USA, LLC and Jeffrey Margolis, dated as of August 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alignment Healthcare, Inc.

Date: August 16, 2024	By:	/s/ Christopher J. Joyce
Christopher J. Joyce
Chief Legal and Administrative Officer